UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 13, 2007

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011

(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Item 4.01    Changes in Registrant’s Certifying Accountant

On February 13, 2007, Ernst & Young LLP (‘‘E&Y’’) notified the audit committee and management of Ames True Temper, Inc. (the ‘‘Company’’), a wholly-owned subsidiary of ATT Holding Co. (‘‘ATT’’), of its decision to resign as the Company’s independent registered public accounting firm.

The reports of E&Y on ATT’s consolidated financial statements for the fiscal years ended September 30, 2006 and October 1, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended September 30, 2006 and October 1, 2005, and through the filing of the Company’s Form 10-Q for the quarter ended December 30, 2006 on February 13, 2007, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make a reference to the matter in its reports on ATT’s consolidated financial statements for such years.

During the Company’s fiscal years ended September 30, 2006 and October 1, 2005, and through the filing of the Company’s Form 10-Q for the quarter ended December 30, 2006 on February 13, 2007, there were no ‘‘reportable events’’ (as defined by Item 304(a)(1)(v) of Regulation S-K).

The Company’s audit committee accepted E&Y’s resignation and is continuing its search for a new independent registered public accounting firm but has not yet engaged such a firm.

The Company provided E&Y with a copy of the above disclosure and requested E&Y to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company, and, if not, stating the respects in which it does not agree. E&Y’s letter, dated February 20, 2007, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Exhibit Description

16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission dated February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)

Date:    February 20, 2007

By: /s/ Richard C. Dell Richard C. Dell (Principal Executive Officer)